                                                                     EXHIBIT 1.2


                               Pricing Agreement
                               -----------------
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Charles Schwab & Co., Inc.
PaineWebber Incorporated
Prudential Securities Incorporated

On behalf of each of the Underwriters

c/o Goldman, Sachs & Co.,
85 Broad Street
New York, New York 10004

                                                               February 16, 2000

Ladies and Gentlemen:

     Sempra Energy Capital Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. ((S)) 3801 et seq.) (the "Designated Trust"), and
                  ------
Sempra Energy, a California corporation (the "Company"), as sponsor of the Designated Trust and as guarantor, propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 16, 2000 (the "Underwriting Agreement") between the Designated Trust and the Company on the one hand and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Charles Schwab & Co., Inc., PaineWebber Incorporated and Prudential Securities Incorporated on the other hand, to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). The principal asset of the Designated Trust consists of debt securities of the Company ("Subordinated Debentures"), as specified in Schedule II to this Agreement. The Designated Securities will be guaranteed by the Company to the extent set forth in the Designated Guarantee with respect to such Designated Securities (the "Guarantee"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used

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

herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address, of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

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

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Designated Trust, the Company and for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Designated Trust and the Company, on the other hand. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Designated Trust and the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                              Very truly yours,

                              Sempra Energy

                              By: /s/ Charles A. McMonagle
                                 --------------------------------------
                              Name: Charles A. McMonagle
                              Title: Vice President and Treasurer


                              Sempra Energy Capital Trust I

                              By: /s/ Charles A. McMonagle
                                 --------------------------------------
                              Name: Charles A. McMonagle
                              Title: Regular Trustee

Accepted as of the date hereof:

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Charles Schwab & Co., Inc.
PaineWebber Incorporated
Prudential Securities Incorporated

By: /s/ Goldman Sachs & Co.
   ---------------------------------------
       (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I

                                                              Number of Designated
                     Underwriter                           Securities to be Purchased
                     -----------                           -------------------------
Goldman, Sachs & Co...................................              890,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated....              885,000
Morgan Stanley & Co. Incorporated.....................              885,000
Salomon Smith Barney Inc..............................              885,000
Charles Schwab & Co., Inc.............................              885,000
PaineWebber Incorporated..............................              885,000
Prudential Securities Incorporated....................              885,000
Banc of America Securities LLC........................               80,000
Bear, Stearns & Co. Inc...............................               80,000
CIBC World Markets Corp...............................               80,000
Dain Rauscher Incorporated............................               80,000
Deutsche Bank Securities Inc..........................               80,000
Donaldson, Lufkin & Jenrette Securities Corporation...               80,000
A.G. Edwards & Sons, Inc..............................               80,000
First Union Securities, Inc...........................               80,000
Lehman Brothers Inc...................................               80,000
Sutro & Co. Incorporated..............................               80,000
Wachovia Securities, Inc..............................               80,000
Advest, Inc...........................................               40,000
Robert W. Baird & Co. Incorporated....................               40,000
J.C. Bradford & Co....................................               40,000
Crowell, Weedon & Co..................................               40,000
Fahnestock & Co. Inc..................................               40,000
Fifth Third Securities, Inc...........................               40,000
First Security Van Kasper.............................               40,000
Gruntal & Co., L.L.C..................................               40,000
J.J.B. Hilliard, W.L. Lyons, Inc......................               40,000
Janney Montgomery Scott LLC...........................               40,000
Legg Mason Wood Walker, Incorporated..................               40,000
McDonald Investments Inc., a KeyCorp Company..........               40,000
McGinn, Smith & Co., Inc..............................               40,000
Morgan Keegan & Company, Inc..........................               40,000
Olde Discount Corporation.............................               40,000
Raymond James & Associates, Inc.......................               40,000
Redwood Securities Group, Inc.........................               40,000
The Robinson-Humphrey Company, LLC....................               40,000
Muriel Siebert & Co., Inc.............................               40,000
TD Securities (USA) Inc...............................               40,000
Tucker Anthony Incorporated...........................               40,000
U.S. Bancorp Piper Jaffray Inc........................               40,000
Wedbush Morgan Securities Inc.........................               40,000
                                                                  ---------
     Total............................................            8,000,000
                                                                  =========

                                  SCHEDULE II

Designated Trust:

     Sempra Energy Capital Trust I

Title of Designated Securities:

     8.90% Cumulative Quarterly Income Preferred Securities, Series A (QUIPSSM)

Aggregate liquidation amount:

     Designated Securities:  $200,000,000

Price to public:

     $25.00 per Designated Security or 100% of the liquidation amount of the Designated Securities

Purchase price to Underwriters:

     $25.00 per Designated Security or 100% of the liquidation amount of the Designated Securities

Underwriters' compensation:

     As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Designated Securities will be used by the Designated Trust to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay at the Time of Delivery to the Representatives, for the accounts of the several Underwriters, an amount equal to $0.7875 per Designated Security for the Designated Securities to be delivered at each Time of Delivery.

Specified funds for payment of purchase price:

     Federal (same day) funds

Time of Delivery:

     10:00 a.m. (New York City time), February 23, 2000

Trust Agreement:

     Amended and Restated Declaration of Trust dated as of February 23, 2000 among the Company, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Regular Trustees named therein and the several Holders of Trust Securities

Designated Guarantee:

     Preferred Securities Guarantee Agreement dated as of February 23, 2000 between the Company and The Bank of New York, as Guarantee Trustee

Designated Subordinated Debentures:

     $206,185,567 aggregate principal amount of 8.90% Subordinated Deferrable Interest Debentures, Series A, due February 23, 2030

Maturity:

     February 23, 2030 (subject to (i) extension to a date not later than February 23, 2049 and (ii) shortening to a date not earlier than February 23, 2015)

Interest Rate:

     8.90%

Interest Payment Dates:

     March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2000

Extension period:

     20 consecutive quarterly periods

Redemption provisions:

     Set forth in Section 5.2 of the Trust Agreement

Sinking fund provisions:

     No sinking fund provisions

Exchange for Designated Securities:

     The Subordinated Debentures may be delivered in exchange for the Designated Securities as provided in the Trust Agreement

Closing location for delivery of Designated Securities:

     Latham & Watkins
     633 West Fifth Street, Suite 4000
     Los Angeles, CA 90071

Names and addresses of Representatives:

     Designated Representatives:

     Goldman, Sachs & Co
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     Morgan Stanley & Co., Incorporated
     Salomon Smith Barney Inc.
     Charles Schwab & Co., Inc.
     PaineWebber Incorporated
     Prudential Securities Incorporated

     Address for Notices, etc.:

     c/o Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004